UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2009

Integra Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 SE Third Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	812-464-9677

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2009, the Board of Directors of Integra Bank Corporation (the "Company") appointed Michael J. Alley as interim Chairman of the Board and Chief Executive Officer of the Company effective immediately. Mr. Alley was also appointed as interim Chair and President of Integra Bank N.A.

Michael T. Vea resigned his positions as a director of the Company and Integra Bank and as an officer of Integra Bank. He will continue to serve as the Company's President with modified duties and responsibilities.

Mr. Alley is 53 years old. He was elected to the Company's Board of Directors on April 15, 2009. Since 2002, Mr. Alley has been the Chairman of the Board of Patriot Investments, LLC, a company founded by Mr. Alley which invests in and provides management and financial advisory services to businesses, real estate projects and early stage ventures.

Mr. Alley will receive a base salary of $300,000 per annum and reimbursement for travel and additional living expenses.

The Company issued a press release on May 4, 2009, with respect to the foregoing matters. A copy of the press release is filed as Exhibit 99.1 and is hereby incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 4, 2009, the Board of Directors amended two sections of the Company's By-Laws to facilitate the management changes disclosed in Item 5.02 above. Section 1 of Article V was amended to delete the requirement that the Company's President must be chosen from among the members of the Company's Board of Directors. Section 2 of Article VI, which specifies the duties and responsibilities of the office of President, was amended to provide that the duties and responsibilities of such office would be as prescribed by the Board of Directors from time to time or assigned by the Chairman and Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated May 4, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra Bank Corporation

May 7, 2009	By:	Martin M. Zorn

Name: Martin M. Zorn
Title: Chief Operating Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 4, 2009